Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-101122
333-101779
Remarketing Prospectus Supplement
November 10, 2005
(To Prospectus dated June 14, 2005)
$1,249,401,350
Baxter International Inc.
5.196% Senior Notes due 2008

     In December 2002, we issued senior notes with an aggregate principal amount of $1,250,000,000 bearing interest at 3.60% per annum due 2008, referred to in this remarketing prospectus supplement as the senior notes, in connection with our issuance of 25,000,000 Equity Units. The senior notes were issued as a component of Equity Units that initially consisted of (1) a purchase contract to purchase from us on February 16, 2006, at a purchase price of $50, a number of newly issued shares of our common stock and (2) a senior note in the principal amount of $50.
     This remarketing prospectus supplement relates to a remarketing of $1,249,401,350 aggregate principal amount of the senior notes on behalf of the holders of Equity Units. In the remarketing, we will be purchasing $999,401,350 aggregate principal amount of the senior notes. We will retire all of the senior notes we purchase.
     The senior notes will mature on February 16, 2008. Interest on the senior notes is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year. The interest rate on the senior notes will be reset to 5.196% per annum, effective from November 16, 2005. The first interest payment on the senior notes following the closing of the remarketing will be made on February 16, 2006. For U.S. federal income tax purposes, we have treated and will continue to treat the senior notes as contingent payment debt instruments.
     The senior notes are senior unsecured obligations of ours and rank equally with all of our other existing and future senior unsecured indebtedness. The senior notes were issued and are being remarketed in denominations of $50 and integral multiples of $50 in excess thereof.
     Prior to this remarketing, there has been no public market for the senior notes. The senior notes will not be listed on any national securities exchange or any automated dealer quotation system.

      Investing in the senior notes involves risks. See “Risk Factors” beginning on page S-4 of this remarketing prospectus supplement.

	Per Senior Note	Total

Price to the public (1)	100.240%	$1,252,399,913
Remarketing fee to remarketing agents (2)	0.250%	$3,123,188
Net proceeds to participating noteholders (3)	99.990%	$1,249,276,725

(1)	Plus accrued interest from November 16, 2005, if settlement occurs after that date.

(2)	Equals 0.25% of the treasury portfolio purchase price.

(3)	We will not receive any proceeds from the remarketing of the senior notes. See “Use of Proceeds” in this remarketing prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this remarketing prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     The senior notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about November 16, 2005.

Global Coordinator and Joint Lead Remarketing Agent
Banc of America Securities LLC

Joint Lead Remarketing Agents

JPMorgan	UBS Investment Bank

Co-Remarketing Agents

Citigroup	Credit Suisse First Boston

TABLE OF CONTENTS
Remarketing Prospectus Supplement

i

ABOUT THIS REMARKETING PROSPECTUS SUPPLEMENT
      This document is in two parts. The first part is this remarketing prospectus supplement, which describes the remarketed senior notes and the specific terms of this remarketing. The second part is the accompanying prospectus, which gives more general information about the types of securities that we may offer, including the senior notes, some of which does not apply to this remarketing.
      If the information contained or incorporated by reference in this remarketing prospectus supplement is different from the information contained or incorporated by reference in the accompanying prospectus, you should rely on the information contained or incorporated by reference in this remarketing prospectus supplement, which supersedes such inconsistent information.
      You should rely only on the information contained or incorporated by reference in this remarketing prospectus supplement and, except as stated above, in the accompanying prospectus. We and the remarketing agents have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We and the remarketing agents are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this remarketing prospectus supplement, the accompanying prospectus, or the documents incorporated by reference in this remarketing prospectus supplement and the accompanying prospectus is accurate as of any date other than, as applicable, the date of this remarketing prospectus supplement, the accompanying prospectus, or those documents incorporated by reference.
      Unless we have indicated otherwise, or the context otherwise requires, references in this remarketing prospectus supplement and the accompanying prospectus to “Baxter,” “we,” “us,” and “our” or similar terms are to Baxter International Inc. and its subsidiaries.

REMARKETING PROSPECTUS SUPPLEMENT SUMMARY
      This summary highlights selected information contained or incorporated by reference in this remarketing prospectus supplement or the accompanying prospectus. As a result, it is not complete and does not contain all of the information that may be important to you or that you should consider when making an investment decision with respect to the senior notes.
      You should carefully read this entire remarketing prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and the documents we have incorporated by reference, before making a decision to invest in the senior notes.
Baxter International Inc.
      Baxter International Inc. was incorporated under Delaware law in 1931. Our principal executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015 and our telephone number is (847) 948-2000. We operate as a global diversified medical products and services company with expertise in medical devices, pharmaceuticals and biotechnology that assist healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, infectious diseases, cancer, kidney disease, trauma and other conditions. Our products are used by hospitals, clinical and medical research laboratories, blood and plasma collection centers, kidney dialysis centers, rehabilitation centers, nursing homes, doctors’ offices and by patients at home under physician supervision. We manufacture products in 28 countries and sell them in over 100 countries.
      We operate as a global leader in critical therapies for life-threatening conditions. Continuing operations are comprised of three segments: Medication Delivery, which provides a range of intravenous solutions and specialty products that are used in combination for fluid replenishment, general anesthesia, nutrition therapy, pain management, antibiotic therapy and chemotherapy; BioScience, which develops biopharmaceuticals, biosurgery products, vaccines and blood collection, processing and storage products and technologies for transfusion therapies; and Renal, which develops products and provides services to treat end-stage kidney disease. These businesses enjoy leading positions in the medical products and services fields.
The Remarketing

Issuer	Baxter International Inc., a Delaware corporation.

Remarketed Senior Notes	$1,249,401,350 aggregate principal amount of senior notes on behalf of holders of Equity Units.

Maturity	The senior notes will mature on February 16, 2008.

Interest	The interest rate on the senior notes will be reset to 5.196% per annum effective from November 16, 2005. Interest on the senior notes is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year. The first interest payment on the senior notes following the closing of the remarketing will be made on February 16, 2006.

Ranking	The senior notes are senior unsecured obligations of ours and rank equally with all of our other existing and future senior unsecured indebtedness. See the section of this remarketing prospectus supplement entitled “Description of the Remarketed Senior Notes — Ranking.”

Certain Covenants	The indenture governing the senior notes contains certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to create liens on our assets, enter into sale and leaseback transactions and transfer principal facilities. These covenants are subject to a number of important limitations and exceptions. See the section of the accompanying prospectus entitled “Debt Securities — Restrictive Covenants.”

Use of Proceeds	We will not receive any proceeds from the remarketing of the senior notes. See the section of this remarketing prospectus supplement entitled “Use of Proceeds.”

Our Participation in the Remarketing	In the remarketing, we will be purchasing $999,401,350 aggregate principal amount of the senior notes. We will retire all of the senior notes we purchase.

United States Federal Income Taxation	We have treated and will continue to treat the senior notes for United States federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments. These regulations are complex, and their application to the senior notes following the remarketing is uncertain in some respects. Generally, assuming that you report your income in a manner consistent with the method described in this remarketing prospectus supplement, the amount of income that you will recognize in respect of the senior notes should correspond over time to the economic accrual of income on the senior notes to you and the amount of income you would have recognized on an accrual basis if the senior notes were not subject to the contingent payment debt regulations. However, no assurance can be given that the United States Internal Revenue Service, or IRS, will agree with our position. For a detailed discussion, please see the section of this remarketing prospectus supplement entitled “Certain United States Federal Income Tax Consequences.”

Listing	The senior notes will not be listed on any national securities exchange or automated dealer quotation system.

Trustee, Registrar and Paying Agent	J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.).

RISK FACTORS
      Before purchasing any of the senior notes, you should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this remarketing prospectus supplement and the accompanying prospectus in order to evaluate an investment in the senior notes.

The senior notes are our obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors.
      The senior notes are exclusively our obligations and not obligations of our subsidiaries. We are a holding company and, accordingly, we conduct substantially all of our operations through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the senior notes, depends upon the earnings and operating capital requirements of our subsidiaries. We depend on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the senior notes or to make any funds available to us for such payment, whether by dividends, distributions, loans or other payments. The ability of our subsidiaries to make any payments to us will depend on our subsidiaries’ earnings, business and tax considerations and any legal restrictions.
      As a result of our structure, the senior notes will effectively rank junior to all existing and future debt, trade payables and other liabilities of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of holders of the senior notes to participate in those assets, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The United States federal income tax consequences of the purchase, ownership and disposition of the senior notes are unclear.
      Because the manner in which the interest rate on the senior notes is reset, we have treated and will continue to treat the senior notes as indebtedness subject to Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent payment debt regulations. Under the contingent payment debt regulations, regardless of your method of accounting for United States federal income taxes, you are generally required to accrue interest income on the senior notes on a constant yield basis at an assumed yield that was determined at the time of issuance of the senior notes. Assuming that you report your income in a manner consistent with our discussion in the section of this remarketing prospectus supplement entitled “Certain United States Federal Income Tax Consequences,” the amount of income that you will recognize for United States federal income tax purposes in respect of the senior notes generally will correspond over time to the economic accrual of income on the senior notes to you and the amount of income you would have recognized on an accrual basis for United States federal income tax purposes if the senior notes were not subject to the contingent payment debt regulations. However, the proper application of the contingent payment debt regulations to the senior notes following the remarketing is uncertain in a number of respects, and we cannot assure you that the IRS will not successfully assert a different treatment of the senior notes that could materially affect the timing and character of income, gain or loss with respect to an investment in the senior notes.

An active trading market for the senior notes may not develop.
      There is currently no public market for the senior notes. We do not plan to list the senior notes on any national securities exchange or automated dealer quotation system and, consequently, an active trading market for the senior notes may not develop.
      In addition, because we will be purchasing $999,401,350 aggregate principal amount of the senior notes to be remarketed, there will be only approximately $250.6 million aggregate principal amount of senior notes outstanding after the remarketing. If a sufficiently large number of senior notes do not remain outstanding, the trading market for the remaining senior notes sold in the remarketing may not be liquid and market prices may fluctuate significantly depending on the volume of trading in the senior notes. A security with a smaller “float” may command a lower price and trade with greater volatility or much less frequently than would a comparable security with a greater float. The liquidity of any trading market in the senior notes, and the market price quoted for the senior notes, also may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. Moreover, we may determine from time to time in the future, to purchase additional senior notes through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, which would further create a limited market for the senior notes.

We could enter into various transactions that could increase the amount of our outstanding indebtedness, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the senior notes.
      The indenture governing the senior notes does not generally prevent us from entering into a variety of acquisition, change of control, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the senior notes.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
      The matters discussed in this remarketing prospectus supplement that are not historical facts include forward-looking statements. The statements are based on assumptions about many important factors, including the following, that could cause actual results to differ materially from those in the forward-looking statements:

•	timely realization of the anticipated benefits of our restructuring initiatives;

•	the impact of geographic and product mix on our sales;

•	actions of regulatory bodies and other governmental authorities, including the Food and Drug Administration and foreign counterparts, that could delay, limit or suspend product sales or result in seizures, injunctions and monetary sanctions, including with respect to the COLLEAGUE infusion pump;

•	product quality or patient safety concerns, leading to product recalls, withdrawals, launch delays, litigation or declining sales;

•	product development risks;

•	demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies;

•	the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies;

•	inventory reductions or fluctuations in buying patterns by wholesalers or distributors;

•	foreign currency fluctuations;

•	the availability of acceptable raw materials and component supply;

•	global regulatory, trade and tax policies;

•	the ability to enforce patents;

•	patents of third parties preventing or restricting our manufacture, sales or use of affected products or technology;

•	reimbursement policies of government agencies and private payors;

•	internal and external factors that could impact commercialization;

•	results of product testing; and

•	other factors identified in our most recent filing on Form 10-Q and other SEC filings, all of which are available on our web site.
      We do not undertake to update our forward-looking statements.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months
	Ended	For the Years Ended December 31,
	September 30,
	2005	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges(1)	6.85	3.10	6.27	10.28	6.69	6.66

(1)	For purposes of computing the ratios, (i) “earnings” consist of income from continuing operations before income taxes and cumulative effect of accounting changes, plus fixed charges; less capitalized interest costs, and less net gains of less than majority-owned affiliates, net of dividends and (ii) “fixed charges” consist of interest costs and estimated interest in rentals.

“Income from continuing operations” includes certain significant items as follows:

2005:	$77 million infusion pump charge, $28 million hemodialysis instruments charge and $109 million benefit relating to adjustments to prior restructuring charges.
2004:	$543 million charge for restructuring, $289 million charge for impairments and $115 million for other special charges.
2003:	$337 million charge for restructuring.
2002:	$163 million charge for in-process research and development and $26 million charge for restructuring.
2001:	$280 million charge for in-process research and development and other special charges and $189 million charge relating to discontinuing the A, AF and AX series dialyzers.
2000:	$286 million charge for in-process research and development and other special charges.

Please refer to the financial statements and financial information incorporated by reference in this remarketing prospectus supplement for more information relating to the foregoing. See the section of this remarketing prospectus supplement entitled “Where You Can Find More Information.”
USE OF PROCEEDS
      We are remarketing $1,249,401,350 aggregate principal amount of senior notes to investors on behalf of holders of Equity Units. Each Equity Unit consists of a corporate unit comprised of a senior note in the principal amount of $50 and a forward purchase contract under which each holder of Equity Units agrees to purchase shares of our common stock on February 16, 2006 (or earlier under some circumstances).
      We will not receive any proceeds from the remarketing of the senior notes. Instead, the proceeds of the remarketing will be used as follows:

•	$1,249,274,974 of the proceeds (which is equal to the treasury portfolio purchase price described under the section of this remarketing prospectus supplement entitled “Remarketing”) will be used to purchase the treasury portfolio that will then be pledged to us, on behalf of holders of Equity Units, to secure the stock purchase contract obligations of such holders;

•	$3,123,188 of the proceeds (which equals 25 basis points (0.25%) of the treasury portfolio purchase price will be deducted and retained by the remarketing agents as a remarketing fee; and

•	any proceeds from the remarketing of senior notes that are components of the Equity Units remaining after deducting the treasury portfolio purchase price and the remarketing fee attributable to such senior notes will be remitted to J.P. Morgan Trust Company, National Association, as the purchase contract agent, for payment to the holders of Equity Units.

DESCRIPTION OF THE REMARKETED SENIOR NOTES
      The following description is a summary of the terms of the senior notes being offered in this remarketing. The descriptions in this remarketing prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture under which the senior notes were issued but do not purport to be complete. The descriptions are qualified in their entirety by reference to the indenture, dated as of April 26, 2002, as amended and supplemented by supplemental indenture No. 1, dated as of December 17, 2002. This summary supplements the description of the senior debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.
General
      The senior notes were issued under an indenture, dated as of April 26, 2002, between us and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.), as trustee, as amended and supplemented by supplemental indenture No. 1, dated as of December 17, 2002, between us and the trustee (as so amended and supplemented, the “indenture”). The indenture has been qualified as an indenture under the Trust Indenture Act. The terms of the indenture are those provided in the indenture and those made a part of the indenture by the Trust Indenture Act. You should read the indenture and supplemental indenture No. 1, each of which has been filed with the SEC and is incorporated by reference in the registration statement of which this remarketing prospectus supplement and the accompanying prospectus forms a part.
      The aggregate principal amount of the senior notes to be remarketed pursuant to this remarketing prospectus supplement is $1,249,401,350. The senior notes will mature on February 16, 2008. The senior notes will constitute senior debt securities as described in the accompanying prospectus. In addition to the senior notes, we may issue, from time to time, other series of senior debt securities under the indenture. Such other series will be separate from and independent of the senior notes.
      The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance. Following a successful remarketing, the senior notes may not be redeemed prior to their stated maturity.
      The remarketed senior notes will be issued in the form of one or more global certificates, which we refer to as global securities, registered in the name of The Depository Trust Company, or DTC (which we may refer to along with its successors in such capacity as the depositary), or its nominee. Payments on senior notes issued as a global security will be made to the depositary, the nominee of the depositary or, in the event that no depositary is used, to a paying agent for the senior notes. Principal and interest with respect to certificated senior notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for senior notes of a like aggregate principal amount in denominations of $50 and integral multiples of $50, at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment. J.P. Morgan Trust Company, National Association is the initial paying agent, transfer agent, and registrar for the senior notes.
      The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders.
Interest
      Each senior note will bear interest at the reset rate of 5.196% per annum from November 16, 2005, the date of the closing of the remarketing, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2006, to the person in whose name the senior note is registered at the close of business on the first business day of the month in which the interest payment date falls.

      The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month, and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.
Ranking
      The senior notes are our direct, unsecured and unsubordinated obligations and will rank equal in priority of payment with all of our other existing and future senior unsecured indebtedness, and senior in right of payment to any future subordinated indebtedness. At September 30, 2005, we had approximately $3.340 billion of senior unsecured indebtedness outstanding. The indenture does not limit the amount of additional unsecured indebtedness that we or any of our subsidiaries may incur.
      The senior notes will be our exclusive obligations. Since our operations are conducted through our subsidiaries, our cash flow and our consequent ability to service debt, including our obligations under the senior notes, are primarily dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon other payments of funds by those subsidiaries to, us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the senior notes or to make funds available to us for such payments, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or other payments by our subsidiaries could be subject to statutory or contractual restrictions.
Book-Entry and Settlement
      The Depository Trust Company will act as securities depositary for the senior notes. The senior notes initially will be represented by one or more global securities, which will be deposited with the trustee, as custodian for DTC, and registered in the name of Cede & Co., the depositary’s nominee. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.
      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.
      Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) of the senior notes for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.
      The descriptions of the operations and procedures set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlements systems and are subject to change from time to time. Neither we nor the remarketing agents are responsible for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

      We have been advised that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.
      DTC holds securities that its participants deposit with DTC and facilitates the settlement of transactions among its participants in such securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the remarketing agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Purchases of senior notes under the DTC system must be made by or through direct participants, which will receive a credit for the senior notes on the records maintained by DTC or its nominee. The ownership of interest of each actual purchaser of senior notes (a “beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct and indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the senior notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the senior notes, except in the event that use of the book-entry system for the senior notes is discontinued.
      To facilitate subsequent transfers, all senior notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of senior notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the senior notes; records maintained by DTC or its nominee reflect only the identity of the direct participants to whose accounts such senior notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
      So long as DTC, or its nominee, is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by that global note for all purposes under the applicable indenture. As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of senior notes under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Neither DTC nor its nominee will consent or vote with respect to the global notes. Under its usual procedures DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns DTC or its nominee’s consenting or voting rights to those direct participants to whose accounts interests in the global notes are credited on the record date (identified in the listing attached to the omnibus proxy).

      Principal and interest payments on the global notes will be made to DTC. We expect that DTC, upon receipt of any payment of principal or interest in respect of a global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records maintained by DTC or its nominee. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, Baxter or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Neither we nor the remarketing agents will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct or indirect participant with respect to any ownership interest in the senior notes, or payments to, or the providing of notice to participants or beneficial owners.
      In a few special situations described in the next paragraph, the global notes will terminate and interests in them will be exchanged for physical certificates representing senior notes. After that exchange, the choice of whether to hold the senior notes directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in the senior notes transferred to their own name, so that they will be a direct holder.
      The special situations for termination of the global notes are:

•	when DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish (subject to DTC’s procedures) to terminate the global notes; and

•	when certain events of default on the senior notes have occurred and have not been cured.
      Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
Trustee
      J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.) is the trustee under the indenture. The trustee is one of a number of banks with which we and our subsidiaries maintain ordinary banking relationships.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
      The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the senior notes. This summary deals only with senior notes that are held as capital assets and that are purchased in the remarketing. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special tax treatment, including banks, insurance companies, broker-dealers, tax-exempt organizations, dealers or certain traders in securities, persons holding the senior notes as part of a straddle, hedge, integrated, conversion or similar transaction, and holders whose functional currency is not the U.S. dollar. In addition, this summary does not address any aspects of state, local, or foreign tax law. This summary is based on the United States federal income tax laws, regulations, rulings, and decisions in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly on a retroactive basis.
      No statutory, administrative, or judicial authority directly addresses the treatment of the senior notes or instruments similar to the senior notes for United States federal income tax purposes. As a result, no assurance can be given that the United States Internal Revenue Service (the “IRS”) will agree with the tax consequences described herein. You are urged to consult your tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the senior notes, including the application and effect of United States federal, state, local, and foreign tax laws.
Tax Consequences to U.S. Holders
      The following summary is addressed to U.S. holders. For purposes of this summary, “U.S. holder” means (1) a person who is a citizen or resident of the United States; (2) a corporation, or other entity classified as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes. If a partnership or other entity classified as a partnership for United States federal income tax purposes holds senior notes, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring senior notes, and partners in such partnerships, are urged to consult their tax advisors.
Classification of the Senior Notes
      In connection with the issuance of the senior notes, Skadden, Arps, Slate, Meagher & Flom LLP delivered an opinion that, under then-current law, and based on certain representations, facts, and assumptions set forth in such opinion, the senior notes would be classified as indebtedness for United States federal income tax purposes. We have treated and will continue to treat the senior notes as indebtedness for United States federal income tax purposes. By acquiring senior notes in the remarketing, you will be deemed to have agreed to treat the senior notes as indebtedness for United States federal income tax purposes.
      Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in the applicable Treasury regulations. We have treated and will continue to treat the senior notes as such. It is possible that the IRS will successfully assert that the senior notes do not constitute indebtedness prior to the remarketing, in which case the contingent payment debt regulations may not apply to the senior notes you purchased in the remarketing (i.e., because the interest payments on the senior notes are fixed following the remarketing). In that case, your tax consequences from the ownership and disposition of the senior notes may differ from those described below. The remainder of this discussion assumes that the senior notes will be treated as indebtedness subject to the contingent payment debt regulations as described above.
      The proper application of the contingent payment debt regulations to the senior notes following the remarketing is uncertain in a number of respects, and it is possible that the IRS will assert that the senior notes should be treated in a different manner than as described below. A different treatment of the senior notes could affect the amount, timing and character of income, gain or loss with respect to an investment in the senior notes. Accordingly, you are urged to consult your tax advisor regarding the United States federal income tax consequences of owning and disposing of the senior notes.
      Interest Accruals Based on Comparable Yield and Projected Payment Schedule
      Under the contingent payment debt regulations (subject to the discussion below), regardless of your method of accounting for United States federal income tax purposes, you are required to accrue interest income on the senior notes on a constant-yield basis at an assumed yield, the “comparable yield,” that was determined at the time of issuance of the senior notes. Solely for purposes of determining the amount of interest income that accrues on the senior notes, we were required, at the time of issuance of the senior notes, to construct a “projected payment schedule” in respect of the senior notes representing a series of payments the amount and timing of which would produce a yield to maturity on the senior notes equal to the comparable yield.
      For United States federal income tax purposes, you generally are required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule that was determined at the time of issuance of the senior notes in determining interest accruals and adjustments in respect of a senior note, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS. However, there is uncertainty regarding the manner in which the contingent payment debt regulations apply to the remarketing, including whether there should be a change in the projected payment schedule and the precise mechanics for determining the total amount and timing of the adjustments to the interest accruals. For our own reporting purposes, we intend not to change the original projected payment schedule created at the time of the issuance of the senior notes. The following discussion assumes that you will use this original projected payment schedule as well.
      Furthermore, assuming that you report your income in a manner consistent with our position described below, the amount of income that you will recognize over time in respect of the senior notes generally should correspond to the economic accrual of income on the senior notes to you and the amount of income you would have recognized on an accrual basis if the senior notes were not subject to the contingent payment debt regulations. No assurance can be given that the IRS will agree with the application of the contingent payment debt regulations to the remarketing in the manner described below.
      The amount of interest on a senior note that accrues in an accrual period is the product of the comparable yield on the senior note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the senior note. The daily portions of interest in respect of a senior note are determined by allocating to each day in an accrual period the ratable portion of interest on the senior note that accrues in the accrual period. The initial adjusted issue price of a senior note acquired by you in the remarketing will equal $51.24 per $50 principal amount as of the date of the remarketing (the “initial adjusted issue price”). For any accrual period thereafter, the adjusted issue price will be (x) the sum of the initial adjusted issue price of the senior note and all interest previously accrued on such senior note starting from the remarketing date (disregarding any positive or negative adjustments described below, including the adjustments reflecting the actual reset rate and additional potential adjustments) minus (y) the total amount of the projected payments on the senior note for all previous accrual periods starting from the remarketing date.
      At the time of the issuance of the senior notes, we determined that the comparable yield was 4.40% and the projected payment schedule for the senior notes, per $50 principal amount, was $0.69 for each quarterly payment date ending after November 16, 2005. We also determined that the projected payment for the senior notes, per $50 principal amount, at the maturity date was $50.69 (which included the stated principal amount of the senior notes as well as the final projected interest payment). Based on the comparable yield of 4.40% and the initial adjusted issue price of $51.24 per $50 principal amount, you will be required (regardless of your accounting method) to accrue interest as the sum of the daily portions of interest on the senior note for each day in the taxable year on which you hold the senior note, adjusted as set forth below.
      Adjustments Reflecting the Actual Reset Rate
      Based on the reset rate of 5.196%, actual interest payments on the senior notes, per $50 principal amount, will be approximately $0.65 for each quarterly payment date ending after November 16, 2005. Because these payments will be less than the projected quarterly payments of $0.69, you and we will be required to account for these differences as negative adjustments to interest accrued based on the comparable yield of 4.40% in a reasonable manner over the period to which they relate. For our own reporting purposes, we intend to treat the difference of $0.04 between the projected payment of $0.69 and the actual payment of approximately $0.65 on the senior note as a negative adjustment to the interest accrued (based on the 4.40% comparable yield) during each quarter. You are not required to use the same method to account for the differences between the actual payments and the projected payment schedule so long as you make these adjustments in a reasonable manner.

      Adjusted Tax Basis of the Senior Notes; Additional Potential Adjustments
      Your initial adjusted tax basis in a senior note acquired by you in the remarketing will equal the amount that you pay for the senior note. Your adjusted tax basis in the senior note for any accrual period after the remarketing will equal (x) the sum of your initial adjusted tax basis in the senior note and any interest previously accrued on such senior note starting from the date of the remarketing (disregarding any positive or negative adjustments, other than those described in the next paragraph) minus (y) the total amount of the projected payments on the senior note for all previous accrual periods starting from the date of the remarketing.
      If your initial adjusted tax basis in a senior note acquired in the remarketing differs from the adjusted issue price of such senior note on the date of your purchase, you will be required to make additional negative or positive adjustments to interest accrued in each period. You will take into account any difference between your initial adjusted tax basis in the senior note and the adjusted issue price of such senior note on the date of your purchase by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the senior note. If your initial adjusted tax basis in a senior note is greater than its adjusted issue price on the date of your purchase, you will take the difference into account as a negative adjustment to interest. If your initial adjusted tax basis in a senior note is less than its adjusted issue price on the date of your purchase, you will take the difference into account as a positive adjustment to interest. The adjusted tax basis of a senior note will be decreased by any such negative adjustments and increased by any such positive adjustments.
      Upon accruing interest income based on the comparable yield of 4.40% and making positive and negative adjustments that reflect the actual reset rate as described in the immediately preceding subsection and the possible difference between your initial adjusted tax basis in the senior note and its adjusted issue price on the date of your purchase as described in this subsection, the amount of income that you will recognize in respect of the senior notes generally should correspond over time to the economic accrual of income on the notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations.
      Sale, Exchange or Other Taxable Dispositions of the Senior Notes
      You generally will recognize gain or loss on a disposition of a senior note (including a redemption) in an amount equal to the difference between the amount realized by you on the disposition of the senior note and your adjusted tax basis in such senior note. Selling expenses you incur will reduce the amount of gain or increase the amount of loss recognized by such holder upon a disposition of a senior note. Gain recognized on the disposition of a senior note on or prior to February 16, 2006 will generally be treated as ordinary interest income. Loss recognized on the disposition of a senior note on or prior to February 16, 2006 will generally be treated as ordinary loss to the extent of such holder’s prior inclusions of original issue discount on the senior note and as capital loss thereafter. In general, gain recognized on the disposition of a senior note after February 16, 2006 will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for the senior note. Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.
Tax Consequences to Non-U.S. Holders
      The following summary is addressed to you if you are a non-U.S. holder. A non-U.S. holder is a holder that is not a partnership or a U.S. holder as defined under “— U.S. Holders.” Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company” or “foreign personal holding company.” A non-U.S. holder that falls within any of the foregoing categories should consult its tax advisor to determine the United States federal, state, local and foreign tax consequences that may be relevant to it.

      United States Federal Withholding Tax
      United States federal withholding tax will not apply to any payment of principal or interest (including original issue discount and acquisition discount) on the senior notes, or to any gain or income you realize on the sale, exchange or other disposition of the senior notes, provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	(a) you provide your name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your senior notes through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.
      United States Federal Income Tax
      If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and interest (including original issue discount and acquisition discount) on the senior notes is effectively connected with the conduct of that trade or business (and, if a tax treaty applies, that permanent establishment), you will be subject to United States federal income tax (but not withholding tax), on the interest, original issue discount, and acquisition discount on a net income basis in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as the treaty may provide) branch profits tax.
      Any gain or income you realize on the disposition of a senior note generally will not be subject to United States federal income tax unless:

•	that gain or income is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
Backup Withholding Tax and Information Reporting
      Unless you are an exempt recipient, such as a corporation, payments we make with respect to the senior notes and the proceeds received from a sale of senior notes may be subject to information reporting and may also be subject to United States federal backup withholding tax at the applicable rate if you fail to supply an accurate taxpayer identification number or otherwise fail to comply with applicable United States information reporting or certification requirements. Any amounts so withheld under the backup withholding rules may be allowed as a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

REMARKETING
      Under the terms and conditions contained in a remarketing agreement, dated as of December 17, 2002, among us, Bank One Trust Company, N.A., as purchase contract agent, Banc of America Securities LLC, Credit Suisse First Boston Corporation (now known as Credit Suisse First Boston LLC) and UBS Warburg LLC (now known as UBS Securities LLC), as supplemented by a supplemental remarketing agreement, dated as of November 10, 2005, among us and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.), as purchase contract agent, and Banc of America Securities LLC, J.P. Morgan Securities Inc., UBS Securities LLC, Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, as remarketing agents, the remarketing agents have agreed to use their reasonable efforts to remarket the senior notes on November 10, 2005 at an aggregate price of approximately 100.25% of the treasury portfolio purchase price (as defined below). The “treasury portfolio purchase price” is the price paid to purchase a portfolio of Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the aggregate principal amount of the senior notes included in Equity Units, and

•	with respect to the scheduled interest payment date on the senior notes that occurs on February 16, 2006, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the aggregate interest payment that would be due on that date on the aggregate principal amount of the senior notes included in Equity Units if the interest rate on the senior notes were not reset on the senior notes.
      In connection with the remarketing, the remarketing agents have reset the rate of interest payable on the senior notes to equal 5.196% per annum, which will be effective upon the closing of the remarketing on November 16, 2005.
      In this remarketing, we will be purchasing $999,401,350 aggregate principal amount of the senior notes. We will retire all of the senior notes we purchase.
      The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of legal opinions and accountants’ comfort letters. The net proceeds of the remarketing of senior notes comprising a part of Equity Units will be used to purchase the treasury portfolio described above, which will be pledged to secure the obligations of holders of Equity Units to purchase shares of our common stock under the purchase contracts that are a part of the Equity Units.
      Pursuant to the remarketing agreement, the remarketing agents will deduct as a remarketing fee an amount equal to 25 basis points (0.25%) of the treasury portfolio purchase price. Neither we nor the holders of senior notes participating in this remarketing will otherwise be responsible for any remarketing fee or commission in connection with this remarketing.
      The senior notes have no established trading market. The remarketing agents have advised us that they intend to make a market in the senior notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the senior notes.
      In order to facilitate the remarketing of the senior notes, the remarketing agents may engage in transactions that stabilize, maintain, or otherwise affect the price of the senior notes. These transactions consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the senior notes. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of these purchases. We and the remarketing agents make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior notes. In addition, we and the remarketing agents make no representation that the remarketing agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
      We have agreed to indemnify the remarketing agents against or to contribute to payments that the remarketing agents may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.
      The remarketing agents have in the past provided, and may in the future provide, investment banking and underwriter services to us and our affiliates for which they have received, or will receive, customary compensation.
      Certain of the remarketing agents will make the senior notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Corporation, an Internet-based communications technology provider. Market Axess Corporation is providing the system as a conduit for communications between those remarketing agents and their customers and is not a party to any transactions. Market Axess Corporation, a registered broker-dealer, will receive compensation from those remarketing agents based on transactions those remarketing agents conduct through the system. Those remarketing agents will make the senior notes available to their customers through Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.
LEGAL MATTERS
      Certain legal matters with respect to the remarketing of the senior notes will be passed on for us by Susan R. Lichtenstein, our Corporate Vice President, General Counsel and Corporate Secretary, and by Skadden, Arps, Slate, Meagher & Flom, LLP, Washington, D.C. Ms. Lichtenstein owns shares of, and options on, Baxter’s common stock, both directly, and as a participant in various stock and employee benefit plans. Certain legal matters with respect to the remarketing of the senior notes will be passed on for the remarketing agents by Sidley Austin Brown & Wood LLP, Chicago, Illinois. Sidley Austin Brown & Wood LLP has rendered, and may from time to time render, legal services to Baxter.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this remarketing prospectus supplement by reference to the Annual Report on Form 10-K of Baxter International Inc. for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      With respect to the unaudited consolidated financial information of Baxter International Inc. for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005, incorporated by reference in this remarketing prospectus supplement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However their separate reports dated (i) May 3, 2005 with respect to the quarter ended March 31, 2005, (ii) August 1, 2005 with respect to the quarter ended June 30, 2005 and (iii) October 31, 2005 with respect to the quarter ended September 30, 2005, each of which is incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not “reports”

or “parts” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, as well as proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document that we file with the SEC, including the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information about the operation of the Public Reference Room, or arrange to receive copies of filed documents upon payment of a duplicating fee, by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at www.sec.gov and at our web site at www.baxter.com. We do not intend for information on our web site to be part of this remarketing prospectus supplement.
      In addition, our common stock is listed and traded on the New York Stock Exchange. Accordingly, you may inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      This remarketing prospectus supplement is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended. As permitted by SEC rules, this remarketing prospectus supplement does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.
      The SEC allows us to “incorporate by reference” into this remarketing prospectus supplement the information we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this remarketing prospectus supplement. If we subsequently file updating or superseding information in a document that is incorporated by reference in this remarketing prospectus supplement, the subsequent information will also become part of this remarketing prospectus supplement and will supersede the earlier information.
      We are incorporating by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

•	Current Reports on Form 8-K filed January 10, 2005; February 25, 2005; March 14, 2005 (Item 4.02 only); March 21, 2005; March 31, 2005; and November 10, 2005; and Current Report on Form 8-K/ A filed July 27, 2005.
      The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading “Where You Can Find More Information.”
      We are also incorporating by reference into this remarketing prospectus supplement each of the documents that we file with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this remarketing prospectus supplement until the remarketing has been completed. The file number for the documents we file, or have filed, under the Securities Exchange Act of 1934 is 001-04448.
      You may obtain a copy of any of our SEC filings that are incorporated by reference, excluding exhibits, at no cost, by contacting us at:

Corporate Secretary
Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015
Telephone: (847) 948-2000

PROSPECTUS
Baxter International Inc.
Up to $3,000,000,000 of
Common Stock, $1 Par Value
Preferred Stock
Convertible Preferred Stock
Warrants to Purchase Common Stock or Debt Securities
Convertible Debt Securities
Equity Purchase Contracts
Equity Purchase Units
Debt Securities

         Baxter International Inc. may offer from time to time up to $3,000,000,000 of any combination of the securities described in this prospectus. The terms of each such offering will be determined when an agreement to sell is made. Securities we may sell include:

• common stock	• preferred stock
• convertible debt securities	• convertible preferred stock
• stock or debt warrants	• debt securities
• equity purchase contracts	• equity purchase units
      Unless the context otherwise requires, the terms “Company,” “we,” “us,” and “our” in this prospectus refer to Baxter International Inc., a Delaware corporation, together with its subsidiaries. Unless the context otherwise indicates, “common stock” refers to the common stock, $1 par value per share, of Baxter International Inc. and the associated Series B junior participating preferred stock purchase rights (currently traded with our common stock). Any or all of the above securities are referred to as “offered securities” in this prospectus.
      We will provide specific terms of the offered securities to be sold in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus. We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement. Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.
      Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2005

NOTICE TO INVESTORS
      You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with different or additional information. you should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a universal “shelf” registration process for a delayed, or continuous, or intermittent offering process. Under this shelf registration process, we may issue and sell, from time to time, the offered securities in one or more offerings.
      This prospectus provides you with a general description of the securities which may be offered by us. Each time we sell securities, we are required to provide you with a prospectus and a prospectus supplement containing specific information about us and the terms of that particular offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those offered securities. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      We incorporate by reference in this prospectus the following documents filed by us with the SEC:

•	our most recent Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005;

•	our Quarterly Reports on Form 10-Q/ A for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed with the SEC on March 31, 2005; and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 6, 2005;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2005; February 25, 2005; March 14, 2005 (Item 4.02 only); March 21, 2005; and March 31, 2005;

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our Registration Statement on Form 8, filed with the SEC on June 26, 1986, including any subsequent amendment or any report filed for the purpose of updating such description;

•	the description of our series B junior participating preferred stock purchase rights, which is registered under Section 12 of the Exchange Act, contained in our Registration Statement on Form 8-A, filed with the SEC on February 23, 1999; and

•	the amended description of our series B junior participating preferred stock purchase rights contained in our Registration Statement on Form 8-A/ A, filed with the SEC on May 30, 2001, including any subsequent amendment or any report filed for the purpose of updating such description.
      Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus until we or the underwriters sell all of the offered securities.
      Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.
      You may request a copy of these filings at no cost, by writing or calling us at the following address: Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, (847) 948-2000.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
      Statements throughout this prospectus that are not historical facts, (including material incorporated herein by reference) are forward-looking statements. These statements are based on our current expectations and involve numerous risks and uncertainties. Some of these risks and uncertainties are factors that affect all international businesses, while some are specific to us and the health care arenas in which we operate.
      Many factors could affect our actual results, causing results to differ, and possibly differ materially, from those expressed in any such forward-looking statements. These factors include, but are not limited to, interest rates; technological advances in the medical field; economic conditions; demand and market acceptance risks for new and existing products, technologies and health-care services; the impact of competitive products and pricing; manufacturing capacity; new plant start-ups; global regulatory, trade and tax policies; regulatory, legal or other developments relating to the company’s Series A, AF and AX dialyzers; continued price competition; product development risks, including technological difficulties; ability to enforce patents; actions of regulatory bodies and other government authorities; reimbursement policies of government agencies; commercialization factors; results of product testing; and other factors described in this prospectus and in our other filings with the SEC.
      Additionally, as discussed in the “Legal Proceedings” section of our most recently filed Quarterly Report on Form 10-Q, upon the resolution of certain legal matters, we may incur charges in excess of presently established reserves. Any such charge could have a material adverse effect on our results of operations or cash flows in the period in which it is recorded or paid.
      Currency fluctuations are also a significant variable for global companies, especially fluctuations in local currencies where hedging opportunities are unreasonably expensive or unavailable. If the United States dollar strengthens against most foreign currencies, growth rates in our sales and net earnings could be negatively impacted. We believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, but there can be no assurance that the actual results or performance of the company will conform to any future results or performance expressed or implied by such forward-looking statements.
ABOUT THE COMPANY
Baxter International Inc. and our Subsidiaries
      We were incorporated under Delaware law in 1931. Throughout the rest of this section, except as otherwise indicated in information incorporated by reference, “we” or “our” means Baxter International Inc., taken together with its subsidiaries as a consolidated enterprise. We engage in the worldwide development, manufacture and distribution of a diversified line of products, systems and services used primarily in the healthcare field. We manufacture products in 28 countries and sell them in over 100 countries. Healthcare is concerned with the preservation of health and with the diagnosis, cure, mitigation and treatment of disease and body defects and deficiencies. Our products are used by hospitals, clinical and medical research laboratories, blood and blood dialysis centers, rehabilitation centers, nursing homes, doctors’ offices and by patients, at home, under physician supervision.
      We operate as a global leader in critical therapies for life-threatening conditions. Our continuing operations are comprised of three segments: Medication Delivery, which provides a range of intravenous solutions and specialty products that are used in combination for fluid replenishment, nutrition therapy, pain management, antibiotic therapy and chemotherapy; BioScience, which develops biopharmaceuticals, biosurgery products, vaccines and blood collection, processing and storage products and technologies; and Renal, which develops products and provides services to treat end-stage kidney disease. Our three businesses enjoy leading positions in the medical products and services fields.
USE OF PROCEEDS
      Except as otherwise set forth in any Prospectus Supplement relating to the Offered Securities, we will use the net proceeds from the sale of the Offered Securities for working capital, to repay our existing debt, to fund acquisitions, for our capital expenditures and for general corporate purposes.
      We will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement relating to the offering.
COMMON STOCK
In General
      This description of our common stock is a summary. You should keep in mind, however, that it is our certificate of incorporation and our bylaws, and not this summary, which defines any rights you may acquire as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and our bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
      Subject to any preferential rights of any preferred stock created by our board of directors, as a holder of our common stock you are entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power for any preferred stock that, in the future, may be issued.
      As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “BAX”.
Rights Plan
      In November 1998, our board of directors declared a dividend distribution of one right for each outstanding share of common stock. In February 2001, our board of directors declared a two-for-one stock split in the form of a 100% stock distribution to holders of our common stock.
      As a result of the stock split, our rights plan was adjusted as of the end of May 2001, so that each share of our common stock is now accompanied by one-half of one right. Each full right entitles the holder to purchase from the Company one one-hundredth of a share of series B junior participating preferred stock at a price of $275 per one one-hundredth of a share, subject to adjustment. Initially, the rights are attached to all certificates representing our common stock and no separate rights certificates have been issued. The rights will separate from our common stock upon the earlier of:

•	ten business days following the public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock; or

•	ten business days following the commencement of a tender or an exchange offer that would result in a person or group owning 15% or more of the outstanding shares of our common stock;
unless the person or group has offered to acquire all of the outstanding shares of our common stock and our independent directors have determined that such offer is in the best interests of the Company and its stockholders. The rights are not exercisable until one of the two events listed above has occurred and will expire on March 23, 2009.
      Upon the happening of one of the events listed above, each right (other than rights held by the acquiring person) will be exercisable for our common stock having a value equal to two times the exercise price of the right. If the Company is acquired or sells 50% or more of its assets, then each right will be exercisable for common stock in the surviving or transferee corporation having a value equal to two times the exercise price of the right.
      At any time up to ten days after the happening of one of the events listed above, Baxter may redeem the rights at a price of $.01 per right.
Other Charter and Bylaw Provisions
      In addition, our restated certificate of incorporation (the “charter”) may have anti-takeover effects. Our charter provides, among other things, for a classified board of directors divided into three classes and stockholder action only at a stockholders’ meeting and not by written consent. In addition, our bylaws provide, among other things, that stockholders wishing to nominate a director at an annual meeting or at a special meeting called for the purpose of electing directors must comply with strict advance written notice provisions. Our bylaws also provide that special meetings of stockholders may be called only by the chairman of our board of directors, or certain of our officers, or by resolution of our directors.
PREFERRED STOCK
      We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering of any such offered securities.
      We will fix or designate the rights, preferences, privileges and restrictions, including any dividend rights, voting rights (if any), terms of redemption, retirement and sinking fund provisions (if any) and liquidation preferences (if any), of any series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are redeemable, convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The redemption, conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged or redeemed.
CONVERTIBLE PREFERRED STOCK
      We will describe the particular terms of any series of convertible preferred stock in the prospectus supplement relating to the offering of any such offered securities.

      We will fix or designate the conversion rights, preferences, privileges and restrictions, including any dividend rights, voting rights (if any), terms of redemption, retirement and sinking fund provisions (if any) and liquidation preferences (if any), of any series of convertible preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into our debt securities or common stock in the prospectus supplement relating to the offering. The conversion, redemption or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock that you will receive as a holder of convertible preferred stock would be converted or exchanged or redeemed.
STOCK AND DEBT WARRANTS
      We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities issued by us. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to any warrants that we offer.
      We will also describe in the applicable prospectus supplement the amount of securities called for by the warrants, any amount of warrants outstanding, and any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock or common stock purchasable upon any such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon the exercise.
Exercise of Warrants
      We will describe in the prospectus supplement relating to the warrants the principal amount or the number of shares of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. Exercise a warrant may occur, as described in the applicable prospectus supplement relating to the warrants, at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
      We will forward the securities deliverable upon the exercise of any warrant reasonably promptly after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.
CONVERTIBLE DEBT SECURITIES
      We will describe the particular terms of any series of convertible debentures or other convertible debt issuable by us, in the prospectus supplement relating to any such offered securities.
      We will fix or designate the rights, preferences, privileges and restrictions, including conversion rights, interest rate and other rights, including terms of redemption, retirement and sinking fund provisions (if any) and liquidation preferences, if any, of any series of convertible debt through an instrument adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which such instruments are convertible or exchangeable into common stock in the prospectus supplement relating to the applicable offering. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock that you will receive as a holder of the convertible debt would be converted or exchanged or redeemed.

EQUITY PURCHASE CONTRACTS AND EQUITY PURCHASE UNITS
      We may issue any form of equity purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of common stock or preferred stock, or other equity, at a future date or dates. The price per share of preferred stock or common stock or other equity may be fixed at the time the equity purchase contracts are issued or may be determined by reference to a specific formula described in the equity purchase contracts. We may issue the equity purchase contract separately or as a part of units consisting of an equity purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock or other equity under the purchase contracts. The equity purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The equity purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any equity purchase contracts or equity purchase units.
DEBT SECURITIES
      The debt securities will be our unsecured and unsubordinated obligations issued in one or more series and will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under an indenture to be entered into between us and Bank One Trust Company, N.A., as trustee. The terms of any series of debt securities will be those specified in the indenture, as amended or supplemented from time to time, and in the certificates evidencing that series of debt securities.
      The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the indenture and the form of certificate evidencing the applicable debt securities, each of which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities. The provisions of the indenture and the debt certificates, including defined terms, are incorporated by reference in this prospectus. Terms used in this section have the meanings assigned to those terms in the indenture. When we refer to “we”, “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Baxter International Inc., excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.
      The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
General
      The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that we may issue debt securities of any series in an amount up to the aggregate principal amount which is authorized from time to time by us.

Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which we will issue debt securities of the series;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, that will used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, that will be used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, that will be used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will commence accruing and will be payable and the record dates for the payment of interest;

•	the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange;

•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	if other than United States dollars, the currency to be used to purchase the debt securities of the series and the currency to be used for payments on debt securities of the series, and the ability or the ability of the holders of debt securities of the series, if any, to have payments made in any other currency;

•	any addition to, or modification or deletion of, any covenant or event of default with respect to debt securities of the series;

•	whether the debt securities of the series are to be issuable in registered or bearer form or both and, if in bearer form, whether we will issue any debt securities of the series in temporary or permanent global form and, if so, the identity of the depositary for the global debt security;

•	whether and under what circumstances we will pay any additional amounts in respect of certain taxes, assessments or other governmental charges imposed on holders of the series of debt securities who are United States Aliens (“additional amounts”) and, if so, whether we will have the option to redeem the series of debt securities rather than pay any additional amounts;

•	the person to whom any interest on any registered securities of the series of debt securities will be payable, if different than the person in whose name a registered security is registered at the close of business on the regular record date for that payment;

•	the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the series of debt securities which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple of $1,000, in the case of registered securities, or $5,000, in the case of bearer securities;

•	if the amount of payments on the series of debt securities may be determined with reference to an index, formula or other method or methods (“indexed securities”) and the manner used to determine those amounts; and

•	any other terms of debt securities of the series.
      As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the series of debt securities include the payment of additional amounts, if any, required by the series of debt securities in that context.
      Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
      If the purchase price of any debt securities is payable in a foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in a foreign currency or currency unit, the specific terms of those debt securities and the applicable foreign currency or currency unit will be specified in the prospectus supplement relating to those debt securities.
      The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. If expressly provided in the applicable prospectus supplement, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series or establish additional or different terms of that series.
Registration, transfer, payment and paying agent
      Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person, as defined below, other than offices located outside the United States of specified United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. “United States” means the United States of America, including the states thereof and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The applicable procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.
      Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other types of securities, at an office or agency maintained by the trustee in the Borough of Manhattan, The City of New York. However, we, at our option, may make payments of interest on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. No service charge will be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other types of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.
      Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer securities are payable in United States dollars, payments on those bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if, but only if, payment of the full amount due on the bearer securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.
      Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series having the same terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion of any registered security, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security selected for redemption, except to exchange a bearer security for a registered security of that series having the same terms that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.
Book-entry debt securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
      We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.
      DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.
      DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.
      Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.
      To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
      Redemption notices will be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the debt securities to be redeemed.
      In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.
      Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
      Except under the limited circumstances described in this prospectus, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.
      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.
      DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time by giving reasonable notice to use or the trustee. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary for the debt securities of the series is not appointed within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•	an event of default under the indenture has occurred and is continuing with respect to the debt securities of any series, we will prepare and deliver to the trustee certificates for the debt securities of that series, which will deliver the certificates in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that DTC will direct. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt securities.
      We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Outstanding debt securities
      In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

•	the principal amount of an original issue discount security that will be deemed to be outstanding for these purposes will be that portion of the principal amount of the original issue discount security that could be declared to be due and payable upon a declaration of acceleration of the original issue discount security as of the date of the determination;

•	the principal amount of any indexed security that will be deemed to be outstanding for these purposes will be the principal face amount of the indexed security determined on the date of its original issuance;

•	the principal amount of a debt security denominated in a foreign currency that will be deemed to be outstanding for these purposes will be the United States dollar equivalent, determined on the date of original issue of the debt security, of the principal amount of the debt security; and

•	a debt security owned by us or any obligor on the debt security or any affiliate of ours or the other obligor will not be deemed to be outstanding.
Redemption and repurchase
      The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption or option to repurchase any series of debt securities.
Restrictive Covenants
      Restrictions on the creation of secured debt. The indenture provides that we will not, and will not cause or permit a restricted subsidiary to, create, incur, assume or guarantee any indebtedness borrowed by us or our restricted subsidiaries that is secured by a security interest in any of our principal facilities or shares of stock owned directly or indirectly by us or a restricted subsidiary or by indebtedness borrowed by one of our restricted subsidiaries from us or another of our restricted subsidiaries (“secured debt”) unless the debt securities will be secured equally and ratably with or prior to the secured debt, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:

•	security interests on any property, which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by us or a restricted subsidiary, which secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which is created prior to, at the same time or within 120 days after the completion of the acquisition of the property or the later to occur of the completion, development or improvement or the commencement or operation, use or commercial production of the property;

•	security interests on property at the time of its acquisition by us or a restricted subsidiary which secure obligations assumed by us or a restricted subsidiary;

•	security interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or any of our restricted subsidiaries;

•	security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with us or a restricted subsidiary or or sells, leases or otherwise disposes of substantially all of its property to us or one of our restricted subsidiaries;

•	security interests securing indebtedness of a restricted subsidiary owed to us or to another restricted subsidiary;

•	mechanics’ and other statutory liens in respect of obligations not due or being contested;

•	security interests for taxes, assessments or governmental changes or levies not yet delinquent or security interests for taxes, assessments or governmental changes or levies already delinquent but which are being contested;

•	security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested and, in the case of judgment liens, the execution has been stayed;

•	landlords’ liens on fixtures;

•	security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state, or any department, agency or instrumentality of the Unites States or any state;

•	security interests that secure an obligation issued by the United States of America or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;

•	security interests by reason of deposits to qualify us or a restricted subsidiary to conduct business, to maintain self-insurance, or to comply with law;

•	the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; and

•	any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of by secured debt secured by any security interest listed to above, provided that the principal amount of the secured debt does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or reducing, secured the secured debt and additions to the property.
      For purposes of the indenture, our “principal facilities” are our manufacturing plants, warehouses, office buildings or parcels of real property owned by us or any of our restricted subsidiaries, provided each plant, warehouse, office building or parcel of real property has a gross book value, without deduction for any depreciation reserves, in excess of 2% of consolidated net tangible assets other than any facility which is determined by our board of directors to not be of material importance. For purposes of the indenture, our consolidated net tangible assets are the total amount of assets which would be included on our consolidated balance sheet under generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other like intangibles except for prepaid royalties.
      In addition to the foregoing, we and our restricted subsidiaries may create, incur, assume or guarantee secured debt, without equally and ratably securing the debt securities, if and only to the extent that, the sum of

•	the amount of secured debt entered into after the date of the indenture, other than secured debt permitted as listed in the preceding paragraph, plus

•	the aggregate value of sale and leaseback transactions entered into after the date of the indenture, other than sale and leaseback transactions permitted under the second bullet point under “Restrictions on sale and leaseback transactions,”
does not exceed 5% of our consolidated net tangible assets.
      For purposes of the indenture, our “restricted subsidiaries” are those corporations in which we own voting securities entitling us to elect a majority of the directors and which are either designated as restricted subsidiaries in accordance with the indenture or:

•	existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;

•	has its principal business and assets in the United States;

•	the business is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and

•	does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.
      Restrictions on sale and leaseback transactions. The indenture provides that we will not, and will not permit any restricted subsidiary to, enter into any sale or transfer of any principal facility which has been in operation, use or commercial production for more than 120 days prior to the sale or transfer, or which, in the case of a principal facility which is a parcel of real property other than a manufacturing plant, warehouse or office building, has been owned by us or one of our restricted subsidiaries for more than 120 days prior to the sale or transfer, if the sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of the principal facility to us or one of our restricted subsidiaries, except a lease for a period not exceeding 36 months or that secures or relates to obligations issued by the United States, or any state, in connection with the financing of the cost of construction or acquisition of the principal facility (“sale and leaseback transaction”), unless:

•	we or our restricted subsidiary would be entitled to incur secured debt permitted by the indenture only by reason of the provision described in the second paragraph under the sub-heading “Restrictions on the creation of secured debt” equal in amount to the value of the sale and leaseback transaction without equally and ratably securing the debt securities; or

•	we or our restricted subsidiary apply within one year, or commit to apply within one year, an amount equal to the net proceeds of the property sold pursuant to the sale and leaseback transaction to:

•	the acquisition, construction or improvement of properties which are or will be a principal facility, or

•	the optional redemption of debt securities or to the repayment of other superior indebtedness of us or of any restricted subsidiary.
      For purposes of the indenture, “superior indebtedness” means any of our obligations, or the obligations of any of our restricted subsidiaries, which:

•	when created, are payable at least one year later;

•	should be shown on our consolidated balance sheet in accordance with generally accepted accounting principles; and

•	are not subordinate and junior in right of payment to the prior payment of our debt securities.
      Instead of applying all or any part of the proceeds of a sale and leaseback transaction to the redemption of debt securities, we may deliver to the trustee, within one year of the transfer, debt securities for cancellation and thereby reduce the amount to be applied to the redemption of debt securities by an amount equivalent to the aggregate principal amount of the debt securities delivered. Debt securities so redeemed or delivered will not be used as credits against any mandatory sinking fund payments.
      Restrictions on transfers of principal facilities. The indenture provides that we will not, nor will we permit any restricted subsidiary to, transfer any principal facility to any of our subsidiaries which is not a restricted subsidiary unless we or it apply within one year, or commit to apply within one year, an amount equal to the fair value of the principal facility at the time of the transfer:

•	to the acquisition, construction, development or improvement of a principal facility or part of a principal facility; or

•	to the optional redemption of debt securities or to the repayment of our superior indebtedness or the superior indebtedness of any of our restricted subsidiaries.
      In lieu of applying all or any part of the amount to the redemption of securities, we may deliver to the trustee securities for cancellation and thereby reduce the amount to be applied to the redemption of securities by the principal amount of the securities so delivered. Securities so redeemed or delivered will not be used as credits against any mandatory sinking fund payments.
Restrictions on mergers, consolidations and transfers of assets
      The indenture provides that we will not consolidate or merge into or transfer or lease all or substantially all of our assets to another person unless:

•	in the case of a merger, we are the surviving corporation in the merger; or

•	the person into which we are merged or which acquires all or substantially all of our assets is a corporation organized under the laws of the United States, any state or the District of Columbia, and assumes all of our obligations relating to the securities and the indenture, and immediately after the transaction no default exists.
      Upon any the consolidation, merger or transfer, the successor corporation will be substituted for us under the indenture. The successor corporation may then exercise all of our powers and rights under the indenture, and we will be released from all of our liabilities and obligations in respect of the securities and the indenture. In the event we lease all or substantially all of our assets, the lessee corporation will be our successor and may exercise all of our powers and rights under the indenture but we will not be released from our obligations to pay the principal of and interest on the securities.
Events of default
      Unless otherwise specified in the applicable prospectus supplement, an “event of default” with respect to the debt securities of any series is defined in the indenture as being:

•	default in payment of any interest on, or any additional amounts payable with respect to any interest on, any of the debt securities of that series or any coupon relating to the debt securities when due, and continuance of the default for a period of 30 days;

•	default in payment of any principal of or premium, if any, on, or any additional amounts payable with respect to any principal of or premium, if any, on, any of the debt securities of that series when due, whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise;

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

•	default by us in the performance, or breach, of any other covenant or warranty in the indenture or in any debt security of that series, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach, without that default or breach having been cured or waived, for a period of 60 days after the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding give notice to us, or in the case of notice by the holders, to us and the trustee, specifying the default or breach;

•	our failure to make any payment when due, including any applicable grace period, relating to our indebtedness which is in an amount in excess of $50,000,000, or our default with respect to any of our indebtedness that results in acceleration of indebtedness which is in an amount in excess of $50,000,000;

•	specified events of bankruptcy, insolvency or reorganization with respect to us or any of our restricted subsidiaries; or

•	any other event of default established for the debt securities of that series.
      No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, additional amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance or the breach of any covenant or warranty in the indenture with respect to debt securities or that series, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.
      The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, the lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to any series of debt securities occurs, the principal of, or if debt securities of that series are original issue discount securities, the lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.
      Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity.
      Subject to this requirement, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether we are in default under the terms of the indenture.
      Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and waivers
      The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security issued under the indenture affected by the modification or amendment, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any additional amounts, if any, with respect to any debt securities issued under the indenture;

•	reduce the principal of or any premium on any debt securities or reduce the rate of interest on or the redemption or repurchase price of any debt security, or any additional amounts with respect to any debt securities, or change our obligation to pay additional amounts;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity of the debt security;

•	adversely affect any right of repayment or repurchase at the option of any holder;

•	change any place where or the currency in which the principal of to, any debt securities are payable;

•	impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of redemption, on or after the redemption date; or

•	reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences.
      The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another person to us under the indenture and the assumption of our obligations contained in the indenture and the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture with respect to all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons, including, deletions from or additions or changes to the indenture in connection with the modification or amendment, so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

•	to cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the debt securities of any series then outstanding;

•	to add any additional events of default with respect to all or any series of debt securities; or

•	to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement that is entitled to the benefits of that provision.
      The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
Discharge, defeasance and covenant defeasance
      Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture will cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture, when:

•	either

•	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

•	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in United States dollars, in the foreign currency in which the debt securities of that series are payable, or direct or indirect obligations of the United States or the government which issued the applicable foreign currency (“government obligations”) in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any, and, to the extent that the debt securities of that series provide for the payment of additional amounts and the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those additional amounts, to the date of the deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

•	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.
      If the debt securities of any series provide for the payment of additional amounts, we will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.
      Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either

•	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for, among other things,

•	the obligation to pay additional amounts with respect to payments on that series of debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below,

•	the obligation to register the transfer or exchange of those debt securities,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	the obligation to maintain an office or agency in respect of that series of debt securities,

•	the obligation to hold moneys for payment in trust, and

•	the obligation, if applicable, to repurchase or repay debt securities of that series at the option of the holders in accordance with their terms, or

•	to be released from our obligations with respect to the debt securities of the series under specified covenants in the indenture including those described under the heading “Restrict Covenants” and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that the debt securities of that series provide for the payment of additional amounts and the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, the additional amounts with respect to, that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.
      The defeasance or covenant defeasance described above will only be effective if, among other things:

•	it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

•	in the case of defeasance, we will have delivered to the trustee an opinion of independent counsel confirming that

•	we have received from or there has been published by the Internal Revenue Service a ruling, or

•	since the date of the indenture there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel will confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	in the case of covenant defeasance, we will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest and additional amounts, if any, with respect to the debt securities of that series provided those debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem those debt securities on that date; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of that series will have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or any restricted subsidiary or event which with notice or lapse of time or both would become an event of default will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.
      Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made, the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on that debt security as it becomes due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on, in the case of payments made under the first bullet above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date, or, with respect to a conversion event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the conversion event.
      For purposes of the indenture, a “conversion event” is the cessation of the use of a foreign currency both by the government of the country or the confederation which issued the foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or any currency unit or composite currency for the purposes for which it was established.
      In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
      The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Regarding the trustee
      We and our subsidiaries may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business, and the trustee and its affiliates may from time to time in the future provide us with banking and financial services in the ordinary course of their business.
PLAN OF DISTRIBUTION
      We may sell any or all of the offered securities through agents, underwriters, dealers or directly to purchasers. Agents who we designate may solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the securities that they offer or sell.
      We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell the securities.
      We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.
      We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.
      We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
      We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in our prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
      In addition, from time to time, underwriters may offer and sell our common stock (or certain of the other offered securities) at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may also receive commissions from purchasers of the securities for whom they may act as agent.
      Shares of our common stock may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
      Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.
      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.
      In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
      The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
      Each series of securities, except for our common stock, will be a new issue of securities and will have no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
LEGAL MATTERS
      The validity of the securities to be offered by this prospectus was passed upon for us by Thomas J. Sabatino, Jr., our Senior Vice President and General Counsel as of the date of his opinion. As of such date, Mr. Sabatino owned shares of, and options on, our common stock, both directly, and as a participant in various stock and employee benefit plans.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K of Baxter International Inc. for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      With respect to the unaudited consolidated financial information of Baxter International Inc. for the quarterly periods ended March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However their separate reports dated (i) May 6, 2004 with respect to the quarter ended March 31, 2004, except as to Note 1A which is as of August 9, 2004 and Note 1B which is as of March 28, 2005, (ii) August 9, 2004 with respect to the quarter ended June 30, 2004, except as to Note 2A which is as of March 28, 2005, (iii) November 4, 2004 with respect to the quarter ended September 30, 2004, except as to Note 1A which is as of March 28, 2005, and (iv) May 3, 2005 with respect to the quarter ended March 31, 2005, each of which is incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not “reports” or “parts” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

$1,249,401,350
Baxter International Inc.
5.196% Senior Notes due 2008

REMARKETING PROSPECTUS SUPPLEMENT
November 10, 2005

Global Coordinator and Joint Lead Remarketing Agent
Banc of America Securities LLC
Joint Lead Remarketing Agents

JPMorgan	UBS Investment Bank
Co-Remarketing Agents

Citigroup	Credit Suisse First Boston